Exhibit 99.1

Press Release

Asia Pay announces signing of service agreement with Circle
Telecom USA for credit card processing services

August 30, 2004 (Seattle, WA and Hong Kong) - Asia Payment Systems, Inc. (NASD OTC BB: APYM) is pleased to announce today that it has signed a credit card processing services agreement with Circle Telecom USA "CTUSA", a wholly owned subsidiary of Sun Innovation Holdings of Hong Kong.

Asia Pay is an Asian-based credit card processing merchant services company, which is developing a network to provide credit card clearing services to merchants and financial institutions in China. Asia Pay is in the final stages of negotiation with several Asian clients to provide processing services. The primary focus of future development efforts will be the rapidly growing Chinese credit card market. Asia Pay aims to become a leading China-wide provider of world-class third-party processing services to bankcard accepting merchants, issuers of bank credit cards, issuers of petroleum station retail cards, and issuers of merchandise and other retail cards.

Matt Mecke, President & CEO of Asia Pay announced "As another indication of the strong demand for international card processing services in Asia, we are happy to announce today the conclusion of contractual discussions with CTUSA. Asia Pay will provide credit card processing services to CTUSA on an ongoing basis. CTUSA is now processing "live" transactions through the Asia Pay system and we expect to support the growth of credit card sales to CTUSA as their business continues to expand."

About Asia Payment Systems, Inc.

Asia Pay is a Nevada incorporated company with offices in Seattle, WA, Hong Kong, and Shenzhen, China. Asia Pay develops credit card processing networks which provide clearing services to Merchants, Oil Companies, and Financial Institutions in China and in related markets elsewhere in Asia.

For more information about Asia Payment Systems, Inc. (Asia Pay), please visit:

www.asia-pay.com

Contacts:

Asia Payment Systems, Inc.
Matt Mecke
President & CEO
Tel. +1-866-877-APAY
Fax +1-206-470-1150
ir@asia-pay.com

FORWARD-LOOKING-STATEMENT:
 Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Asia Payment Systems, Inc. results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and Asia Payment Systems, Inc. undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.